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                                                                   EXHIBIT 10.10

                                    AGREEMENT

         This AGREEMENT (the "Agreement") is effective as of the 10th day of February, 2005 (the "Effective Date"), between ADM Tronics Unlimited, Inc., a Delaware corporation ("ADM Tronics"), and Ivivi Technologies, Inc., a New Jersey corporation ("Ivivi").

                              W I T N E S S E T H:

         WHEREAS, ADM Tronics is a technology-based company focusing on designing, developing, manufacturing and commercializing the following product lines: (i) environmentally safe chemical products, (ii) topical dermatological products and (iii) therapeutic non-invasive electronic medical devices (such activities, together with all other activities of ADM Tronics and its subsidiaries (other than the Ivivi Business Activities (defined below)), as conducted at or prior to the Effective Date, being referred to herein as the "ADM Tronics Business Activities").

         WHEREAS, Ivivi, a majority-owned subsidiary of ADM Tronics, is an early-stage medical technology company focusing on designing, developing, manufacturing and commercializing electrotherapeutic technologies and products for the non-invasive treatment of a wide array of acute and chronic disorders of soft tissue (such activities, together with all other activities of Ivivi, as conducted at or prior to the Effective Date, being referred to herein as the "Ivivi Business Activities").

         WHEREAS, as of the Effective Date, ADM Tronics owns a majority of the outstanding shares of common stock, no par value, of Ivivi ("Common Stock") and three individuals serving as directors and/or officers of ADM Tronics also serve as directors and/or officers of Ivivi.

         WHEREAS, ADM Tronics and Ivivi believe that separating the ADM Tronics' business from Ivivi's business will allow each company to focus on its business, pursue different strategies and react quickly to changing market environments; and in furtherance thereof , Ivivi intends to consummate an initial public offering of shares of its Common Stock ("IPO").

         WHEREAS, immediately following the consummation of the IPO, ADM Tronics will continue to own shares of Common Stock and individuals serving as directors and/or officers of ADM Tronics will continue to serve as directors and/or officers of Ivivi.

         WHEREAS, in light of ADM Tronics' ownership of shares of Common Stock immediately following the consummation of the IPO and the fact that certain directors and/or officers of ADM Tronics will continue to serve as directors and/or officers of Ivivi immediately following the consummation of the IPO, ADM Tronics and Ivivi have agreed to enter into this Agreement for the purpose of preserving the goodwill, proprietary rights, going concern value and corporate opportunities of each of ADM Tronics and Ivivi.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADM Tronics and Ivivi hereby agree as follows:

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         1. Proprietary Information. Each of Ivivi and ADM Tronics acknowledges that the trade secrets, private or secret processes as they exist from time to time, and information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers of the other party and its subsidiaries (excluding Ivivi, in the case of ADM Tronics), if any (each, a "Subsidiary"), as well as information relating to the management, operation or planning of the other party and its Subsidiaries (the "Proprietary Information") are valuable, special and unique assets of the other party and its Subsidiaries, access to and knowledge of which have been, or may in the future be, gained by virtue of ADM Tronics' and Ivivi's relationship with each other. For purposes of this Agreement, "Proprietary Information" does not include information which is or becomes generally available to the public (other than as a result of violation by the other party of the terms of this Agreement). In light of the highly competitive nature of the industry in which the parties and their respective Subsidiaries, if any, conduct their businesses, each party agrees that all Proprietary Information of the other shall be considered confidential. In recognition of this fact, each party agrees that it will not, from and after the Effective Date, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and it will not make use of any Proprietary Information for its own purposes or for the benefit of any person or entity under any circumstances, except (i) in furtherance of such parties' performance of services under the Management Services Agreement, dated August 15, 2001, among ADM Tronics, Ivivi and certain Subsidiaries of ADM Tronics, as amended (the "Management Agreement"), and the Amended and Restated Manufacturing Agreement, dated February 10, 2005, among ADM Tronics, Ivivi and certain Subsidiaries of ADM Tronics (the "Manufacturing Agreement") or (ii) as otherwise expressly agreed to in writing by ADM Tronics and Ivivi from time to time.

         2. Non-Compete. In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industry in which each of ADM Tronics and Ivivi and their respective Subsidiaries conduct their respective businesses, and to protect each of their respective corporate opportunities, each of ADM Tronics and Ivivi further agrees that from and after the consummation of the IPO:

                  (a) it will not, directly or indirectly, engage in any Ivivi Business Activity, in the case of ADM Tronics, or in any ADM Tronics Business Activity, in the case of Ivivi, in any geographic area whatsoever, whether such engagement is as a partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation (other than shares of capital stock of Ivivi held by ADM Tronics), consultant, advisor, agent or otherwise, by supplying products or providing services to any customer with whom the other party or its subsidiaries (excluding Ivivi, in the case of ADM Tronics), if any, have done or would reasonably be expected to do any business or otherwise;

                  (b) it will not, directly or indirectly, assist any third party in engaging in any Ivivi Business Activity, in the case of ADM Tronics, or in any ADM Tronics Business Activity, in the case of Ivivi, in the manner prohibited to it under this Agreement; and

                  (c) it will not, directly or indirectly, induce any employee of the other party to engage in any activity prohibited to it under this Agreement or to terminate such employee's employment with the other party.

It is expressly understood and agreed that although each of ADM Tronics and Ivivi consider the restrictions contained in each of clauses (a) through (c) above to be reasonable for the purpose of preserving the goodwill, proprietary rights, going concern value and protecting corporate opportunities of ADM Tronics and Ivivi, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Paragraph 1 of this Agreement or this Paragraph 2 is an unenforceable restriction on the activities of such party, the provisions of Paragraph 1 of this Agreement or this Paragraph 2 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Paragraph 1 of this Agreement or this Paragraph 2 or any remedy provided in Paragraph 4 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Paragraph 2 shall in no respect limit or otherwise affect the obligations of ADM Tronics or Ivivi under the Management Agreement, the Manufacturing Agreement or any other written agreement between such parties.


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         3. Corporate Opportunities.

                  (a) Each of ADM Tronics and Ivivi recognizes that (i) ADM Tronics and Ivivi currently engage, and may in the future engage, in similar activities or lines of business and have an interest in the same areas and types of corporate opportunities (subject, in each case, to the provisions of Paragraph 2 hereof); (ii) ADM Tronics is currently, and following the consummation of the IPO may continue to be, a stockholder of Ivivi; and (iii) certain directors and/or officers ADM Tronics also currently serve, and following the consummation of the IPO may continue to serve, as directors and/or officers of Ivivi. As a result of the foregoing, each of ADM Tronics and Ivivi and their respective directors and officers may encounter corporate opportunities that Ivivi, in the case of ADM Tronics, or ADM Tronics, in the case of Ivivi, may desire to pursue.

                  (b) Each of ADM Tronics and Ivivi agree that, from and after the consummation of the IPO and for so long as ADM Tronics owns at least 5% of the outstanding shares of Common Stock of Ivivi or any director and/or officer of ADM Tronics serves as a director and/or officer of Ivivi, each of ADM Tronics and Ivivi shall be free to engage in the ADM Tronics Business Activities and the Ivivi Business Activities, respectively (except as may otherwise be expressly provided in Paragraph 2 hereof and subject to the immediately succeeding sentence), and neither ADM Tronics nor Ivivi (nor any of their respective directors, officers or stockholders) shall be liable to the other for breach of any fiduciary duty or duty of loyalty by reason of any such activities. Notwithstanding the foregoing, in the event that either ADM Tronics or Ivivi and/or any of their respective directors and/or officers (each a "Corporate Opportunity Finder"), acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both ADM Tronics and Ivivi, the Corporate Opportunity Finder shall have fully satisfied and fulfilled its fiduciary duty and duty of loyalty to Ivivi or ADM Tronics, as the case may be, and its respective directors, officers and stockholders, with respect to such corporate opportunity, if the Corporate Opportunity Finder abides by the following policy:

                           (i) A corporate opportunity shall belong to ADM
Tronics or Ivivi, as the case may be, if such opportunity is (a) expressly offered to the Corporate Opportunity Finder solely in its, his or her capacity as a stockholder, director and/or officer of ADM Tronics or Ivivi, respectively, or (b) an opportunity that Ivivi or ADM Tronics, respectively, would be prohibited from pursuing, directly or indirectly, pursuant to Paragraph 2 hereof, including, without limitation, engaging in any Ivivi Business Activity, in the case of ADM Tronics, or in any ADM Tronics Business Activity, in the case of Ivivi. If a corporate opportunity belongs to ADM Tronics or Ivivi, the Corporate Opportunity Finder shall promptly, and in any event within three (3) business days of the date the Corporate Opportunity Finder becomes aware of such corporate opportunity, provide ADM Tronics or Ivivi, as the case may be, with written notice of such corporate opportunity, which notice shall include a detailed description of such opportunity, including, without limitation, the parties and the dollar amounts involved. Notwithstanding the foregoing, if a corporate opportunity belongs to ADM Tronics or Ivivi, the other party shall be free to avail itself of that opportunity if ADM Tronics or Ivivi, as the case may be, provides the other party with express written permission to do so, which express written permission shall have been approved in writing by (i) a majority of the directors of ADM Tronics or Ivivi, as the case may be, and (ii) a majority of the "independent" directors, as such term is defined by the Nasdaq Stock Market, Inc., of ADM Tronics or Ivivi, as the case may be; provided, that if ADM Tronics or Ivivi, as the case may be, does not then have any independent directors, such express written permission shall have been approved in writing by all of the directors of ADM Tronics or Ivivi, as the case may be.

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                           (ii) If a corporate opportunity does not belong to
ADM Tronics or Ivivi pursuant to Paragraph 3(b)(i) above, either party shall be free to avail itself of that opportunity and shall have no duty to communicate or offer it to the other party. In such event, ADM Tronics' or Ivivi's pursuit or acquisition of such opportunity for itself, direction of such opportunity to another person or entity, or failure to communicate information regarding such opportunity to Ivivi or ADM Tronics, respectively, shall not in any way constitute a breach of any contractual duty, fiduciary duty or duty of loyalty to Ivivi or ADM Tronics, and each of ADM Tronics and Ivivi hereby waives, disclaims and renounces any interest or expectancy in such opportunity, all to the fullest extent permitted by applicable law and subject to the provisions of Paragraph 2 hereof.

                           (iii) ADM Tronics and Ivivi agree that the waivers
and agreements in this Agreement constitute an agreement among them that governs the management of the business affairs of ADM Tronics and Ivivi and the relationship between them. ADM Tronics and Ivivi further agree that the waivers and agreements in this Agreement identify certain types and categories of activities which do not violate the duty of loyalty to it and such types and categories are not manifestly unreasonable.

                  (c) Each of ADM Tronics and Ivivi hereby agrees (i) to provide each of its directors and officers with a copy of the policy set forth in Paragraph 3(b), (ii) to require that each of such directors and officers abide by such policy and (iii) to use its reasonable best efforts to cause each of its directors and officers to abide by such policy.

         4. Specific Performance; Injunctive Relief, Etc. Each of ADM Tronics and Ivivi acknowledges and agrees that the other party's remedy at law for a breach or threatened breach of any of the provisions of Paragraphs 1, 2 or 3 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by it of any of the provisions of Paragraphs 1, 2 or 3 of this Agreement, agrees that, in addition to its remedy at law, then at the other party's option, all ratable amounts then or thereafter due it from the other party and any of its subsidiaries and other affiliates may be terminated and the other party, without posting any bond, shall also be entitled to obtain, and it agrees not to oppose a request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Each of ADM Tronics and Ivivi acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Paragraph 1 of this Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting the design, development, manufacture, marketing or sale of products and provision of services of the kind designed, developed, manufactured, marketed, sold or provided by the other party or its subsidiaries, if any. Nothing herein contained shall be construed as prohibiting the other party from pursuing, in addition, any other remedies available to it for such breach or threatened breach. The waiver by such other party of a breach of any provision of this Agreement by ADM Tronics or Ivivi shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by ADM Tronics or Ivivi.

         5. Assignment. This Agreement shall not be assignable by either party except to any successor in interest to ADM Tronics' or Ivivi's business as it relates to the ADM Tronics Business Activities or the Ivivi Business Activities, respectively.

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         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, the principal place of business of each of ADM Tronics and Ivivi.

         7. Third-Party Beneficiaries. The provisions of this Agreement are for the benefit of ADM Tronics and Ivivi, and may be enforced by either of such corporations or their assignees as permitted by Paragraph 5.

         8. Notice. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and delivered by hand and receipt is acknowledged by the party to whom said notice shall be directed, or if mailed by certified or registered mail with postage prepaid with return receipt requested, or sent by express courier service, charges prepaid by shipper, addressed as follows (or to such other address as a party is directed pursuant to written notice from the other party):

         (a)  If to ADM Tronics to:    ADM Tronics Unlimited, Inc.
                                       224-S Pegasus Avenue
                                       Northvale, NJ  07647President
                                       Attention:  Mr. Andre' DiMino, President
                                                   and Chief Executive Officer

         (b)  If to Ivivi to:          Ivivi Technologies, Inc.
                                       224-S Pegasus Avenue
                                       Northvale, NJ  07647President
                                       Attention:  Mr. David Saloff, President
                                                   and Chief Executive Officer






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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ADM TRONICS UNLIMITED, INC.



                                    By: /s/ Andre' DiMino
                                        ---------------------------------------
                                        Andre' DiMino
                                        President and Chief Executive Officer





                                    IVIVI TECHNOLOGIES, INC.



                                    By: /s/ David Saloff
                                        ---------------------------------------
                                        David Saloff
                                        President and Chief Executive Officer



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